NL INDUSTRIES, INC.                    Contact:    Gregory M. Swalwell
Three Lincoln Centre                               Vice President,  Finance and
5430 LBJ Freeway, Suite 1700                          Chief Financial Officer
Dallas, Texas   75240-2697                         (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE



              NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND


         DALLAS, TEXAS - August 31, 2005 - NL Industries, Inc. (NYSE: NL) announced today that its board of directors has declared a regular quarterly dividend of twenty-five cents ($0.25) per share on its common stock to be paid in cash. The dividend is payable on September 28, 2005 to shareholders of record at the close of business on September 13, 2005.

         NL Industries, Inc. is engaged in the component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium dioxide pigments and other businesses.

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